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                                                                EXHIBIT 10.40.2



                 SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT


     This Second Amendment to Loan and Security Agreement ("Amendment") dated as of March 21, 1997 between L.A. T Sportswear, Inc. ("Borrower"), Mellon Bank, N.A., a national banking association, in its capacity as Agent ("Agent") and Mellon Bank, N.A. ("Mellon") and the financial institutions now or hereafter a party to the Loan Agreement (as defined below) and listed on Schedule "A" attached thereto and made a part thereof (as such Schedule may be amended, modified or replaced from time to time), in their capacity as lenders (Mellon and the other financial institutions, individually each being a "Lender" and collectively all being "Lenders").

                                   BACKGROUND


     A. On or about April 29, 1996, the parties hereto entered into a Loan and Security Agreement ("Loan Agreement") and related agreements, instruments and documents (collectively "Existing Financing Documents") pursuant to which Lenders established for the benefit of Borrower a Revolving Credit in a maximum amount not to exceed, as of July 31, 1996, $30,000,000. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

     B. Borrower and Lender have agreed pursuant to this Amendment to modify certain terms and conditions of the Loan Documents.

     NOW, THEREFORE, with the foregoing background hereinafter incorporated by reference as if set forth more fully below, and the parties hereto, intending to be legally bound hereby, promise and agree as follows:

     1.   Amendments to Loan Agreement

          1.1 Section 1 of the Loan Agreement is hereby amended by deleting the definition of "Applicable Base Rate Margin" in its entirety and replacing it with the following:

          Applicable Base Rate Margin - one and one quarter percent (1 - 1/4%) per annum.

          1.2 Effective upon satisfaction of the Conditions to Closing set forth in Section 3 of this Amendment, Section 1 of the Loan Agreement shall be, on a prospective basis, amended by replacing the definition of "Borrowing Base" contained therein with the following:

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         exceed the Inventory Sublimit (as in effect from time to time), plus
         (iii) the Fixed Asset Sublimit (as in effect from time to time), plus
         (iv) the lesser of $50,000 or 50% of the Accounts due from T-Shirt Brokerage, Inc. which are not more than thirty (30) days past the invoice date and except as provided in clause (ix) of the definition of Eligible Receivables would otherwise constitute Eligible Receivables, minus (b) the L/C Reserve amount; provided however, that as of April 1, 1997 the percentage of Eligible Inventory referred to in clause (a)(ii) above shall be reduced to 55% and that as of July 1, 1997, the percentage of Eligible Inventory shall further be reduced to 50%.

                  1.3 Section 1 of the Loan Agreement is hereby amended by deleting the definition of "Fixed Asset Sublimit" and replacing it with the following:

                  Fixed Asset Sublimit - an amount, from time to time, equal to the lesser of (i) 75% of the fair market value appraisal for Borrower's real property located at 1200 Airport Road, Ball Ground, Georgia or (ii) $1,000,000; provided that the amount referenced in clause (ii) above shall reduce by $50,000 as of the first day of each calendar month, commencing April 1, 1997.

                  1.4 Section 1 of the Loan Agreement is hereby amended by deleting the definition of "Inventory Sublimit" in its entirety and replacing it with the following:

                  Inventory Sublimit - $15,000,000, reducing to $14,000,000 as of July 1, 1997, $13,000,000 as of September 1, 1997 and
                  $12,000,000 as of November 1, 1997.

                  1.5 Section 1 of the Loan Agreement is hereby amended by deleting the definition of "Revolving Credit Limit" in its entirety and replacing it with the following:

                  Revolving Credit Limit - $25,000,000, reducing to $20,000,000 as of August 31, 1997.

                  1.6 Section 2.6 of the Loan Agreement is hereby amended by deleting subsections 2.6(b) and 2.6(e) in their entirety and replacing them with the following:


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                  2.6(b) Usage Fee: So long as the Revolving Credit is
                  outstanding and has not been terminated pursuant to the terms hereof, Borrower shall unconditionally pay to Agent, for the benefit of Lenders in accordance with their Revolving Credit Pro Rata Percentage, a nonrefundable fee ("Usage Fee") equal to one-half of one percent (.50%) per annum of the average daily Unused Revolver. The Usage Fee shall be computed and paid on a monthly basis, in arrears, on the first day of each calendar month so long as the Revolving Credit is outstanding and has not been terminated pursuant to the terms hereof.

                  2.6(e) Collateral Management Fee: So long as the Revolving Credit is outstanding and has not been terminated pursuant to the terms hereof, Borrower shall unconditionally pay to Agent, for its sole benefit, a nonrefundable audit and collateral management fee in the amount of $6,000 per month payable quarterly in advance on the first day of each calendar quarter ("Collateral Management Fee").

                  1.7 Section 6.9 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  6.9 Financial Covenants: Borrower shall maintain and comply with the following financial covenants
         (calculated on the basis of GAAP):

                           (a) Working Capital: Borrower shall have and maintain Working Capital, measured quarterly at the end of each Fiscal Quarter, of not less than: $8,000,000 as of Fiscal Quarter end September, 1996; $7,400,000 as of Fiscal Quarter end December, 1996; $6,500,000 as of Fiscal Quarter end March, 1997; $7,000,000 as of Fiscal Quarter end June, 1997; $7,000,000 as of Fiscal Quarter end September, 1997; $7,000,000 as of Fiscal Year end 1997 and for each Fiscal Quarter and Fiscal Year End thereafter;

                           (b) Tangible Net Worth: Borrower shall have and maintain a Tangible Net Worth, on a consolidated basis, measured monthly at each Fiscal Month End, of not less than:

                 $12,800,000       as of and March, 1996,


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

                  $12,800,000               as of and March, 1996,

                  $12,900,000               as of April, 1996,

                  $12,950,000               as of May, 1996 through
                                            July, 1996,

                  $13,500,000               as of August, 1996,

                  $12,500,000               as of September, 1996,

                  $10,650,000               as of October, 1996,

                  $10,650,000               as of November, 1996,

                  $10,650,000               as of December, 1996,

                  $10,000,000               as of January, 1997,

                  $ 9,500,000               as of February, 1997 and
                                            March, 1997,

                  $ 9,750,000               as of April, 1997, and
                                            May, 1997,

                  $10,000,000               as of June, 1997 through
                                            November, 1997,

                  $ 9,800,000               as of Borrower's Fiscal Year
                                            End December, 1997,

                  $ 9,800,000               as of each Fiscal Month End
                                            and Fiscal Year End thereafter.

                           (c) Net Income: Borrower shall have and maintain a Net Income, on a consolidated basis, measured annually, of not less than <$2,700,000> as of the close of Borrower's Fiscal Year End 1996;
         <$1,000,000> as of the close of Borrower's Fiscal Year End 1997; and
         $2,000,000 as of the close of Borrower's Fiscal Year End 1998 and for each Fiscal Year thereafter.

                           (d) Current Ratio: Borrower shall have and maintain a Current Ratio on a consolidated basis measured monthly at each Fiscal Month End, of not less than: 1.05:1 as of March, 1996 and through August, 1996; 1.10:1 as of September, 1996 through November, 1996; 1.10:1 as of December, 1996 through July, 1997; 1.15:1 as of
         August, 1997 through the Fiscal Year End 1997, and as of each Fiscal Month End and Fiscal Year End thereafter.


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                           (e) Debt to Tangible Net Worth: Borrower shall have
         and maintain a Debt to Tangible Net Worth Ratio on a consolidated basis measured quarterly at the end of each Fiscal Quarter not to exceed:
         3.60 as of Fiscal Quarter end March, 1996 and Fiscal Quarter end June, 1996; 3.50 as of Fiscal Quarter end September, 1996; 3.50 as of Borrower's Fiscal Year End December, 1996 and for each of Borrower's next three Fiscal Quarters; 3.00 as of Borrower's Fiscal Year End December 1997, and for each Fiscal Quarter and Fiscal Year End thereafter.

                           (f) Capital Expenditure: Borrower shall not expend for Unfunded Capital Expenditures in excess of $200,000 during the fiscal year ending December, 1996 and $35,000 during each Fiscal Quarter thereafter, such that Capital Expenditures shall not exceed $140,000 during any Fiscal Year, all on a noncumulative basis.

                           (g) Calculation and Establishment of Financial
         Covenants: Borrower shall not include the reversal of asset reserves established as of December 30, 1995 in the calculation of, and for the purposes of meeting, the financial covenants set forth above and for determining the EBIDTA to Interest Expense calculations referred to in this Agreement.

         2. Restructure Fee: Contemporaneously with the execution of this Amendment, Borrower shall pay to Lender a Restructure Fee in the amount of $25,000, which Restructure Fee is fully earned and nonrefundable as of such date.

         3. Conditions to Closing: Lender's obligation to enter into this Amendment are subject to the following conditions having been satisfied in full to Lender's satisfaction:

            (a) Execution and delivery of this Amendment to Lender;

            (b) Payment of the Restructure Fee by Borrower to Lender;

            (c) Delivery of a certification by the Chief Executive Officer of Borrower that there has not occurred any material adverse change, since December 28, 1996 in the operations and condition (financial or otherwise) of Borrower;

            (d) Delivery of such other documentation or documents as Lender may reasonable require;

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           (e) Except with respect to Events of Default arising by Borrower's failure to comply with certain covenants contained in Section 6.9 of the Loan Agreement, which covenants are being amended pursuant to the terms of this Amendment, no Event of Default shall have occurred under the Loan Agreement and be continuing and no event shall have occurred which with the passage of time, the giving of notice or both would constitute an Event of Default under the Loan Agreement; and

           (f) Payment or reimbursement to Lender for all legal expenses incurred by Lender to analyze, prepare and negotiate and conclude this Amendment and all related agreements and transactions described herein.

         4. Existing Events of Defaults: Borrower hereby acknowledges that it has not complied with Section 6.9 of the Loan Agreement by failing to meet and maintain the financial covenants set forth therein ("Covenant Defaults"). Upon satisfaction of each of the conditions set forth in Section 3 above, Lender shall be deemed to have waived such Covenant Defaults which occurred during the fiscal quarter ending December 28, 1996; provided however, that it is understood and agreed that this waiver of Borrower's Covenant Defaults shall not be deemed to be a waiver of any future violations of Section 6.9 of the Loan Agreement, as amended hereby, or any other covenants contained in the Loan Agreement.

         5. Confirmation of Indebtedness: Borrower hereby acknowledges and confirms that as of the close of business on March 20, 1997, it is indebted to Lender, without defense, setoff, claim or counterclaim under the Loan Documents, in the aggregate principal amount of Nineteen Million Forty-Nine Thousand Nine Hundred Eighty-Nine and 99/100 Dollars ($19,049,989.99), comprised of $19,049,989.99 outstanding with respect to the Revolving Credit Loans and $0 representing the face value of issued and outstanding Letters of Credit issued for the benefit of Borrower, plus all fees, costs and expenses (including attorneys' fees) incurred to date in connection with the Loan Documents.

         6. Confirmation of Security Interest: Borrower hereby confirms that all Collateral, liens, and security interests at any time granted by Borrower to Lender, shall continue unimpaired and in full force and effect and shall continue to cover and secure the Obligations of Borrower to Lender to the full extent set forth in the Loan Agreement, as amended hereby. All Collateral remains free and clear of any Liens other than Permitted Liens or Liens in favor of Lender. Nothing herein contained is intended to in any way impair or limit the validity,

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priority and extent of Lender's existing security interest in and Liens upon the
Collateral.

         7. Representation and Warranties: Borrower represents and warrants to Lender that:

           (a) All warranties and representations made to Lender under the Loan Agreement are true and correct as of the date hereof;

           (b) The execution and delivery by Borrower of this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary corporate or partnership action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which Borrower is a party or by which the Property of Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or undertaking or result in the imposition of any lien, charge or incumbrance of any nature on any of the Properties of Borrower;

           (c) This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, will be valid, legal, binding and enforceable in accordance with the respect of terms; and

           (d) Except with respect to the Covenant Defaults arising by Borrower's failure to comply with certain covenants contained in Section 6.9 of the Loan Agreement, which covenants are being amended pursuant to the terms of this Amendment, no Event of Default has occurred under the Loan Agreement and that no event has occurred which with the passage of time, the giving of notice or both would constitute an Event of Default under the Loan Agreement.

         8. Incorporation: The parties acknowledge and agree that this Amendment is incorporated into and made a part of the Loan Agreement, the terms and provisions of which, unless expressly modified herein, are hereby ratified and confirmed and continue unchanged and in full force and effect. Any future reference to the Loan Agreement shall mean the Loan Agreement as amended hereby. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision of the Loan Agreement, the terms and provisions hereof shall control. All other terms and provisions of the Loan Agreement unless expressly modified herein shall remain in full force and effect.

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         9.  No Modification: No modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

         10. Waiver: Nothing herein shall be construed to constitute a waiver of any breach of any representation, warranty or covenant made or agreed to by Borrower under the Loan Documents as amended hereby, and all of Lender's claims and rights resulting from any such breach or misrepresentation by Borrower, are expressly reserved by Lender.

         11. Governing Law: This terms and provisions of this Amendment shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

         12. Counterparts: This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Loan and Security Agreement the day and year first above written.


                                            MELLON BANK, N.A.


                                            By:
                                                 ------------------------------



                                            L.A. T SPORTSWEAR, INC.


                                            By:
                                                 ------------------------------

                                            Attest:                      (Seal)
                                                   ----------------------


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